EXHIBIT 99.1

As Seen On TV, Inc. Executes Letter of Intent to Acquire eDiets.com, Inc.

Combined Company has Generated $30 Million Revenue over Past 12 Months

Plan to Roll Out Celebrity Endorsed Infomercial in Time for Peak Diet Season

CLEARWATER, FL -- (Marketwire) – August 10, 2012 – As Seen On TV, Inc. (ASTV), a direct response marketing company and owner of the website “AsSeenOnTV.com”, announced today that it has signed a letter of intent to acquire eDiets.com, Inc. (DIET). The transaction is an all-stock deal, totals approximately $13 million in As Seen On TV, Inc. stock and is anticipated to result in pro-forma ownership of two-thirds As Seen On TV, Inc. shareholders to one-third eDiets.com, Inc. shareholders. The transaction, which is subject to certain closing conditions, is expected to close in 90-120 days.

eDiets.com, Inc. has generated $22 million in revenue over the past 12 months. eDiets.com, Inc. has focused its marketing and customer acquisition efforts on print media, short-form 30 and 60 second TV spots and Internet. In February 2012, Board member Tom Connerty assumed its CEO position and Chairman Kevin Richardson assumed its financial responsibilities and has since stabilized the business. eDiets.com, Inc. has spent $250 million to-date since its inception in 1996 in building its brand and is now the number three national diet meal delivery company behind Nutrisystem and Jenny Craig. Since inception eDiets.com, Inc. has helped millions of consumers effectively lose weight through its meal delivery and digital diet subscriptions.

Both As Seen On TV, Inc. and eDiets.com, Inc. believe there are numerous synergies between the two companies that make a combination greater than one plus one. The identified synergies range from public company expense savings, assembling the strongest direct marketing team, to creative marketing and direct response expertise and cost savings.

The two companies share a planned vision for accelerating the growth of eDiets.com, Inc. fresh food dietary meal delivery business. To-date customer acquisition has been driven by print media and short-form 30 and 60 second TV spots. The shared plan is to create, develop and utilize a long-form infomercial to more effectively acquire customers and spur growth of eDiets.com, Inc. subscribers. The As Seen On TV, Inc. team, led by Kevin Harrington, has a vision in creating an infomercial utilizing celebrities and will utilize its expertise in production and media buy planning. Additional opportunities include tying the eDiets.com, Inc. dietary meal delivery plan to other infomercial fitness products and the ability to upsell complementary fitness and household good products, two solid segments in the As Seen On TV world.

Tom Connerty has over 25 years of expertise in direct response marketing with leading consumer branded companies, including Nutrisystem and the Nautilus Group. Mr. Connerty served as Chief Marketing Officer of Nutrisystem from 2004 to 2008, and, in addition, he was promoted to Executive Vice President of Program Development in 2006. At Nutrisystem, Mr. Connerty was instrumental in successfully creating and implementing innovative direct marketing programs which contributed to Nutrisystem's rapid growth during his tenure at the Company. From 1999 to 2004, he served as Vice President of Direct Marketing of the Nautilus Group, where he played a key role in building the Bowflex division into one of the most profitable and recognizable names in the direct response home fitness market. Prior to Nautilus, he served as the Vice President of Broadcast for the Home Shopping Network where he managed advertising, programming and operations for two of the company's shopping channels that generated more than $1 billion in annual sales.

eDiets.com, Inc. will be structured as a wholly-owned subsidiary of As Seen On TV, Inc. and will continue to be operated by its current management team. Kevin Harrington, Chairman of As Seen On TV, Inc. stated, “Kevin Richardson and Tom Connerty have done a great job recently in positioning eDiets.com, Inc. for future growth. The opportunity for all of us here is to accelerate growth of eDiets.com, Inc. over the next few years by matching their teams marketing experience and background at Nautilus and Nutrisystem and our expertise in direct response television and celebrity rolodex.”

Tom Connerty, CEO of eDiets.com, Inc., stated, “I'm extremely excited about this merger. Both entities bring a lot of experience and success marketing products directly to consumers across a wide range of product categories. A lot of synergies exist between the two companies that I feel will create a powerful direct marketing partnership poised for significant profitable growth in 2013 and beyond.”

Kevin Richardson, Chairman of eDiets.com, Inc., stated, “The combination of these two teams puts us well on the way of assembling the “dream team” of direct response marketing. We are very excited to see the synergies benefit both groups of shareholders.”

About As Seen On TV, Inc.

As Seen On TV, Inc. is a direct response marketing company and owner of AsSeenOnTV.com. We identify, develop and market consumer products for global distribution via TV, Internet and retail channels. As Seen On TV, Inc. was established by Kevin Harrington, a pioneer of direct response television. For more information go to www.AsSeenOnTV.com and www.TVGoodsInc.com.

About eDiets.com, Inc.

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets.com, Inc. features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers' specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Transaction Notes:

The completion of the acquisition is conditioned execution of a definitive agreement, registration of the shares to be issued to eDiets.com, Inc. stockholders on a registration statement on Form S4 and other customary closing conditions. As a result, the acquisition may not be consummated.

Forward-Looking Statements:

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future,” “plan” or “planned,” “expects,” or “projected.” These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, the failure to complete the transaction, limited operating history, difficulty in identifying and marketing products, intense competition and additional risks factors as discussed in reports filed by the company with the Securities and Exchange Commission, which are available at http://www.sec.gov.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. As Seen On TV, Inc. will file with the Securities and Exchange Commission a registration statement on Form S-4 and information statement/prospectus which will form a part of the registration statement will be mailed to eDiets.com, Inc.’s stockholders. As Seen On TV, Inc. and eDiet.com, Inc. also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF AS SEEN ON TV, INC. AND EDIETS.COM, INC. ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the information statement/prospectus and other documents containing important information about As Seen On TV, Inc. and eDiets.com, Inc., once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. As Seen On TV, Inc. and eDiets.com, Inc. will make available free of charge at www.tvgoodsinc.com and www.ediets.com, respectively, copies of materials they file with, or furnish to, the SEC.

Contact Information:

Steven Hart

As Seen On TV, Inc.

Corporate Strategy & Development

shart@tvgoodsinc.com

917-658-7878

eDiets.com

John Mills

Senior Managing Director at ICR, LLC

310-954-1105